Xtant Medical Recognized as Montana Ambassador Business of the Year

BELGRADE, Mont., April. 25, 2017 (GLOBE NEWSWIRE) — Xtant Medical Holdings, Inc. (NYSE MKT:XTNT), a leader in the development, manufacturing and marketing of orthopedic products for domestic and international markets, today announced it has been named as the Montana Ambassador Business of the Year. Xtant Medical was honored for making an outstanding contribution to the economic development in Montana.

“We are incredibly humbled to receive this recognition from the Governor of Montana, Steve Bullock, and to be selected by the Montana Ambassadors” said Carl O’Connell, CEO of Xtant Medical. “We have exceptional people that are the engine of Xtant Medical, who embody the Montana spirit, and who are passionate about the work we perform and the ability to make a difference in the lives of others. For us, this not only speaks to our Montana-base, but to our employees across the country.  We would like to commend the Governor and the Montana Congressional Delegation for the work they do to support and advocate for businesses headquartered in Montana.”

“Biosciences is a flourishing industry, and we felt it was important to recognize a successful Montana company in this space, and to prove that these companies can flourish in the state” said Kurt Burgess, Montana Ambassador. “Xtant Medical is the perfect example of a company that has encompassed the exceptional resources Montana has to offer to businesses. They are recognized worldwide as strong competitors in the biologics industry, and therefore deserve to be recognized for their many accomplishments.”

The Montana Ambassadors is a volunteer, not-for-profit organization of leaders in business, education, and local and state government with a common dedication to living and doing business in Montana and to furthering the best interests of the state. At the pleasure of the Governor, its members act as official Ambassadors of the State of Montana. Xtant Medical will formally accept this award at the Innovate Montana Symposium’s Montana Ambassador’s Awards Dinner on July 11, 2017.

About Xtant Medical Holdings

Xtant Medical Holdings, Inc. (NYSE MKT:XTNT) develops, manufactures and markets class-leading regenerative medicine products and medical devices for domestic and international markets. Xtant products serve the specialized needs of orthopedic and neurological surgeons, including orthobiologics for the promotion of bone healing, implants and instrumentation for the treatment of spinal disease, tissue grafts for the treatment of orthopedic disorders, and biologics to promote healing following cranial, and foot and ankle surgeries. With core competencies in both biologic and non-biologic surgical technologies, Xtant can leverage its resources to successfully compete in global neurological and orthopedic surgery markets. For further information, please visit www.xtantmedical.com.

Important Cautions Regarding Forward-Looking  Statements

This press release contains certain disclosures that may be deemed forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to significant risks and uncertainties. Forward-looking statements include statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “continue,” “efforts,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “projects,” “forecasts,” “strategy,” “will,” “goal,” “target,” “prospects,” “potential,” “optimistic,” “confident,” “likely,” “probable” or similar expressions or the negative thereof. Statements of historical fact also may be deemed to be forward-looking statements. We caution that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, among others: the ability to comply with covenants in the Company’s senior credit facility and to make deferred interest payments; the ability to maintain sufficient liquidity to fund operations; the ability to remain listed on the NYSE MKT; the ability to obtain financing on reasonable terms; the ability to increase revenue; the ability to continue as a going concern; the ability to maintain sufficient liquidity to fund operations; the ability to achieve expected results; the ability to remain competitive; government regulations; the ability to innovate and develop new products; the ability to obtain donor cadavers for products; the ability to engage and retain qualified technical personnel and members of the Company’s management team; the availability of Company facilities; government and third-party coverage and reimbursement for Company products; the ability to obtain regulatory approvals; the ability to successfully integrate recent and future business combinations or acquisitions; the ability to use net operating loss carry-forwards to offset future taxable income; the ability to deduct all or a portion of the interest payments on the notes for U.S. federal income tax purposes; the ability to service Company debt; product liability claims and other litigation to which we may be subjected; product recalls and defects; timing and results of clinical studies; the ability to obtain and protect Company intellectual property and proprietary rights; infringement and ownership of intellectual property; the ability to remain accredited with the American Association of Tissue Banks; influence by Company management; the ability to pay dividends; and the ability to issue preferred stock; and other factors.

Additional risk factors are listed in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading “Risk Factors.” The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.